Exhibit 99.1

Enhabit Reports Fourth Quarter 2025 Financial Results
DALLAS, TX – March 4, 2026 – Enhabit, Inc. (NYSE: EHAB), a leading home health and hospice care provider, today reported its results of operations for the fourth quarter ended Dec. 31, 2025.
“Our fourth quarter 2025 results capped a pivotal year for Enhabit, delivering an emerging growth story with year over year increases in patient census, revenue and Adjusted EBITDA,” said Barb Jacobsmeyer, CEO and president of Enhabit. “The consistent execution of our strategy throughout the year materially improved free cash flow, enabling us to further strengthen our balance sheet, positioning us well to accelerate growth and investment in 2026.”
QUARTERLY PERFORMANCE - CONSOLIDATED
•Net service revenue of $270.4 million
•Net loss attributable to Enhabit, Inc. of $38.7 million
•Adjusted EBITDA of $28.0 million
•Diluted loss per share of $0.76
•Adjusted diluted earnings per share of $0.14
RECENT COMPANY HIGHLIGHTS
•Announced entry into a definitive agreement (the "Merger Agreement") to be acquired by Kinderhook Industries, LLC ("Kinderhook") for $13.80 per share.
•On Feb. 26, 2026, the company entered into an amended and restated credit agreement with a maturity date of February 2031 that consists of a $315.0 million senior secured term loan A facility and a $160.0 million senior secured revolving credit facility.
•Home health year-over-year admissions growth of 7.3% with non-Medicare admissions growth of 16.0%; 8.1% total admission growth when normalized for branches closed in 2025.
•Home health average daily census (ADC) growth of 6.4% compared to prior year; continued stabilization of Medicare ADC decline, down 4.0% year over year and 1.7% sequentially.
•Home health cost per patient day decreased 3.5% year over year.
•Hospice ADC grew 9.9% year over year.
◦ADC increased sequentially every quarter since Q1 2024.
•Hospice admissions increased 0.8% year over year; 3% when normalized for branches closed in 2025.
•Hospice net service revenue of $63.6 million; Adjusted EBITDA increased 2.3% year over year.
•Hospice cost per patient day increased 0.6% year over year.

•Total net service revenue of $270.4 million; consolidated Adjusted EBITDA grew 11.6% year over year and 3.7% sequentially to $28.0 million.
•Opened four de novo locations in Q4 2025; 10 total de novo locations in 2025.
•Consistent de-levering of balance sheet with the eighth straight quarter of debt prepayment, inclusive of an additional $20.0 million prepayment made in Q1 of 2026.
◦$125.0 million reduction in total bank debt from Q4 2023 resulting in an annualized $22 million cash interest savings.
◦Reduced bank debt by $15.0 million in the fourth quarter, yielding a leverage ratio of 3.7x.
TRANSACTION WITH KINDERHOOK
As previously announced on Feb. 23, 2026, Enhabit has entered into the Merger Agreement to be acquired by Kinderhook, a middle-market private equity firm, for $13.80 per share in cash, or a total enterprise value of approximately $1.1 billion (the "Merger"). The Merger is expected to close in the second quarter of 2026, subject to stockholder approval and other customary closing conditions.
As previously disclosed, given the pending Merger, Enhabit will not be hosting an earnings conference call, and is suspending its practice of providing financial guidance.

FINANCIAL RESULTS
Consolidated

($ in millions, except per share data)	Q4				'25 vs. '24
	2025		2024
Home health net service revenue	$206.8		$200.4		3.2%
Hospice net service revenue	63.6		57.8		10.0%
Total net service revenue	$270.4		$258.2		4.7%
	% of revenue		% of revenue
Cost of service	51.3%	$138.7	51.5%	$133.1	4.2%
Gross margin	48.7%	131.7	48.5%	125.1	5.3%
General and administrative expenses	38.2%	103.2	38.7%	99.8	3.4%
Total operating expenses	89.5%	$241.9	90.2%	$232.9	3.9%
Other income	(0.1)		—
Net income attributable to noncontrolling interests	$0.4		$0.2
Adjusted EBITDA(1)	$28.0		$25.1		11.6%
Adjusted EBITDA margin(1)	10.4%		9.7%
Impairment of goodwill	$44.7		$53.8		(16.9)%
Net income (loss) attributable to Enhabit, Inc.	$(38.7)		$(46.0)		15.9%
Reported diluted EPS	$(0.76)		$(0.92)		(17.4)%
Adjusted diluted EPS(1)	$0.14		$0.04		250.0%
General and administrative expenses in the above table exclude:
Loss (gain) on disposal of assets	$0.1		$(0.2)
Stock-based compensation expense	$6.8		$3.9
Unusual or nonrecurring items that are not typical of ongoing operations(2)	$1.1		$1.1
(1) See reconciliation of GAAP to Non-GAAP measures.
(2) Unusual or nonrecurring items in the three months ended December 31, 2025 include costs associated with restructuring activities and severance, nonroutine litigation and third-party legal and advisory fees related to shareholder, non-shareholder and other matters, and merger and acquisition activities; in the three months ended December 31, 2024, they include costs associated with nonroutine litigation and severance.

3

SEGMENT RESULTS
Home health

($ in millions)	Q4		'25 vs. '24
	2025	2024
Net service revenue:
Medicare	$111.6	$117.3	(4.9)%
Non-Medicare	93.4	80.8	15.6%
Private duty(1)	1.8	2.3	(21.7)%
Home health net service revenue	206.8	200.4	3.2%
Cost of service	108.2	105.5	2.6%
Gross margin	47.7%	47.4%
General and administrative expenses	61.3	59.1	3.7%
Net income attributable to noncontrolling interests	0.3	0.3	—%
Segment Adjusted EBITDA(2)	$37.0	$35.5	4.2%
Segment Adjusted EBITDA margin(2)	17.9%	17.7%
Operational metrics (actual amounts)
Medicare:
Admissions	22,196	23,121	(4.0)%
Recertifications	15,203	16,300	(6.7)%
Completed episodes	38,077	39,104	(2.6)%
Average daily census	19,030	19,818	(4.0)%
Visits	490,281	560,002	(12.5)%
Visits per episode	12.9	14.3	(9.8)%
Revenue per episode	$2,931	$3,000	(2.3)%
Non-Medicare:
Admissions	34,582	29,810	16.0%
Recertifications	14,840	13,541	9.6%
Average daily census	23,294	19,968	16.7%
Visits	574,023	533,618	7.6%
Total:
Admissions	56,778	52,931	7.3%
Same-store total admissions growth			7.2%
Recertifications	30,043	29,841	0.7%
Same-store total recertifications growth			0.7%
Average daily census	42,324	39,786	6.4%
Visits	1,064,304	1,093,620	(2.7)%
Visits per episode	12.5	13.9	(10.1)%
Cost per visit	$102	$95	7.1%
Revenue per patient day	$53.1	$54.7	(2.9)%
Cost per patient day	$27.8	$28.8	(3.5)%
(1) Private duty represents long-term comprehensive hourly nursing medical care.
(2) See reconciliation of GAAP to Non-GAAP measures.

Hospice

($ in millions)	Q4		'25 vs. '24
	2025	2024
Net service revenue	$63.6	$57.8	10.0%
Cost of service	30.5	27.6	10.5%
Gross margin	52.0%	52.2%
General and administrative expenses	19.4	17.0	14.1%
Net income attributable to noncontrolling interests	0.1	(0.1)
Segment Adjusted EBITDA(1)	$13.6	$13.3	2.3%
Segment Adjusted EBITDA margin(1)	21.4%	23.0%
Operational metrics (actual amounts)
Total admissions	3,083	3,059	0.8%
Same-store total admissions growth			(0.1)%
Patient days	377,112	343,063	9.9%
Discharged average length of stay	110	110	—%
Average daily census	4,099	3,729	9.9%
Revenue per patient day	$168.7	$168.6	0.1%
Cost per patient day	$80.9	$80.4	0.6%
(1) See reconciliation of GAAP to Non-GAAP measures.
ABOUT ENHABIT HOME HEALTH & HOSPICE
Enhabit Home Health & Hospice (Enhabit, Inc.) is a leading national home health and hospice provider working to expand what’s possible for patient care in the home. Enhabit’s team of clinicians supports patients and their families where they are most comfortable, with a nationwide footprint spanning 249 home health locations and 117 hospice locations across 34 states. Enhabit leverages advanced technology and compassionate teams to deliver extraordinary patient care. For more information, visit enhabit.com.
OTHER INFORMATION
Note regarding presentation and reconciliation of non-GAAP financial measures
The financial data contained in this press release and supplemental information includes non-GAAP (generally accepted accounting principles (GAAP)) financial measures as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, Adjusted EBITDA margin, Segment Adjusted EBITDA, Segment Adjusted EBITDA Margin, Adjusted EPS, and Adjusted free cash flow. For 2025, the Company has modified its methodology of calculating Adjusted free cash flow to exclude the impact of unusual or nonrecurring items on cash income taxes and changes in working capital. The change was made to conform to the Adjusted free cash flow measure with the current definition used by management and the Board of Directors to manage cash flow and evaluate performance. Prior periods presented herein have been recast to conform with the new methodology.
The Company believes the non-GAAP financial measures are useful to investors because they facilitate evaluation of core business operating results over multiple periods unaffected by differences in unusual or nonrecurring items. See “Supplemental Non-GAAP Information” for reconciliations of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. Additionally, our Form 10-K for the year ended December 31, 2025, provides further information regarding “unusual or nonrecurring items that are not typical of ongoing operations,” a reconciliation item in our Adjusted EBITDA and Segment Adjusted EBITDA calculations. Such non-GAAP financial measures exclude significant components in understanding and assessing financial performance and should therefore not be considered superior to, as a substitute for or alternative to the GAAP financial measures presented in this press release. The non-GAAP financial measures in the press release may differ from similar measures used by other companies.
Note regarding presentation of same-store comparisons
The Company uses “same-store” comparisons to explain the changes in certain performance metrics and line items within its financial statements. Same-store comparisons are calculated based on home health and hospice locations open throughout both the full current period and the immediately prior period presented. These comparisons include the financial results of market consolidation transactions in existing markets, as it is difficult to determine, with precision, the incremental impact of these transactions on the Company’s results of operations.

Enhabit, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
($ in millions, except per share data)	2025	2024	2025	2024
Net service revenue	$270.4	$258.2	$1,060.0	$1,034.8
Cost of service, excluding depreciation and amortization	138.7	133.1	540.2	530.8
General and administrative expenses	112.3	104.6	433.5	425.9
Depreciation and amortization	5.0	7.9	22.5	31.5
Impairment of goodwill	44.7	53.8	44.7	161.7
Impairment of intangible assets	3.0	—	3.0	—
Operating income (loss)	(33.3)	(41.2)	16.1	(115.1)
Interest income	0.2	—	0.2	—
Interest expense and amortization of debt discounts and fees	7.6	10.1	34.0	42.9
Other (income) expense	0.1	—	(19.1)	—
Income (loss) before income taxes and noncontrolling interests	(40.8)	(51.3)	1.4	(158.0)
Provision for (benefit from) income taxes	(2.5)	(5.5)	4.0	(4.0)
Net income (loss)	(38.3)	(45.8)	(2.6)	(154.0)
Less: Net income attributable to noncontrolling interests	0.4	0.2	2.0	2.2
Net income (loss) attributable to Enhabit, Inc.	$(38.7)	$(46.0)	$(4.6)	$(156.2)

Weighted average common shares outstanding:
Basic	50.7	50.2	50.8	50.2
Diluted	50.7	50.2	50.8	50.2

Earnings (loss) per common share:
Basic earnings (loss) per share attributable to Enhabit, Inc. common stockholders	$(0.76)	$(0.92)	$(0.09)	$(3.11)
Diluted earnings (loss) per share attributable to Enhabit, Inc. common stockholders	$(0.76)	$(0.92)	$(0.09)	$(3.11)

Enhabit, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

($ in millions)	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$43.6	$28.4
Restricted cash	1.9	1.9
Accounts receivable, net of allowances	144.0	149.2
Prepaid expenses and other current assets	16.1	13.2
Total current assets	205.6	192.7
Property and equipment, net	15.5	17.7
Operating lease right-of-use assets	49.8	52.8
Goodwill	855.3	900.0
Intangible assets, net	38.5	58.1
Other long-term assets	2.4	4.7
Total assets	$1,167.1	$1,226.0
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$22.3	$22.8
Current portion of operating lease liabilities	12.6	12.3
Accounts payable	9.2	6.7
Accrued payroll	40.4	37.1
Other current liabilities	41.8	47.3
Total current liabilities	126.3	126.2
Long-term debt, net of current portion	426.0	492.6
Long-term operating lease liabilities, net of current portion	39.1	41.8
Deferred income tax liabilities	11.5	11.5
Other long-term liabilities	0.1	—
Total liabilities	603.0	672.1
Commitments and contingencies
Redeemable noncontrolling interests	5.0	5.0
Stockholders’ equity:
Total Enhabit, Inc. stockholders’ equity	534.0	523.5
Noncontrolling interests	25.1	25.4
Total stockholders’ equity	559.1	548.9
Total liabilities and stockholders’ equity	$1,167.1	$1,226.0

Enhabit, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended December 31,
($ in millions)	2025	2024
Cash flows from operating activities:
Net income (loss)	$(2.6)	$(154.0)
Adjustments to reconcile net loss to net cash provided by operating activities—
Depreciation and amortization	22.5	31.5
Amortization of debt related costs	1.5	1.5
Gain on sale of investment	(19.2)	—
Impairment of goodwill	44.7	161.7
Impairment of intangible assets	3.0	—
Stock-based compensation	16.6	11.7
Deferred income taxes	—	(5.7)
Other, net	0.4	(0.6)
Changes in assets and liabilities, net of acquisitions —
Accounts receivable, net of allowances	5.2	15.5
Prepaid expenses and other assets	(2.3)	3.1
Accounts payable	2.6	(1.0)
Accrued payroll	3.7	(2.3)
Other liabilities	(5.4)	(10.2)
Net cash provided by operating activities	70.7	51.2
Cash flows from investing activities:
Purchases of property and equipment, including capitalized software costs	(4.9)	(3.8)
Proceeds from sale of investment	21.0	—
Other	0.6	1.4
Net cash provided by (used) in investing activities	16.7	(2.4)
Cash flows from financing activities:
Principal payments on term loan facility	(20.0)	(20.0)
Payments on revolving credit facility	(45.0)	(20.0)
Principal payments under finance lease obligations	(2.7)	(3.6)
Distributions paid to noncontrolling interests of consolidated affiliates	(2.3)	(3.7)
Other	(2.2)	(1.0)
Net cash used in financing activities	(72.2)	(48.3)
Increase in cash, cash equivalents, and restricted cash	15.2	0.5
Cash, cash equivalents, and restricted cash at beginning of year	30.3	29.8
Cash, cash equivalents, and restricted cash at end of year	$45.5	$30.3

Enhabit, Inc. and Subsidiaries
Supplemental Non-GAAP Information
(Unaudited)

(in millions except Diluted EPS amounts)	Three Months Ended December 31,				Year Ended December 31,
	2025		2024		2025		2024
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS
Net income (loss) attributable to Enhabit, Inc.	$(38.7)	$(0.76)	$(46.0)	(0.92)	$(4.6)	(0.09)	(156.2)	(3.11)
Impairment of goodwill	39.0	—	44.0		39.0		141.3
Impairment of intangible assets	2.3	—	—		2.3
Gain on sale of investment and disposal of assets(1)	—	—	—		(14.7)		—
Unusual or nonrecurring items that are not typical of ongoing operations(2)	1.7	—	1.1		5.8		10.0
Provision for (benefit from) income taxes(3)	2.8	—	2.9		(0.3)		15.6
Adjusted Net income (loss) attributable to Enhabit, Inc.	$7.1	$0.14	$2.0	0.04	$27.5	0.53	10.7	0.21
Diluted weighted average common shares outstanding		50.7		50.2		50.8		50.2
Fully diluted weighted average common shares outstanding(4)		52.2		50.5		51.6		50.4
(1)    Gain on sale of investment in 2025 resulted from the sale of Medalogix investment.
(2)    Unusual or nonrecurring items in the three months and year ended December 31, 2025 include costs associated with restructuring activities and severance, nonroutine litigation and third-party legal and advisory fees related to shareholder, non-shareholder and other matters, and merger and acquisition activities. Unusual or nonrecurring items in the three months ended December 31, 2024 include costs associated with nonroutine litigation and severance, and for the year ended December 31, 2024 also include costs associated with shareholder activism and the strategic review process that concluded in May 2024.
(3)     Income tax adjustments include the effect of a valuation allowance recorded against a portion of our deferred tax assets and the effect of permanent book-tax differences attributable to stock-based compensation.
(4)     Reflects diluted weighted average common shares outstanding plus potential common shares used for the calculation of adjusted diluted earnings per share.

Enhabit, Inc. and Subsidiaries
Supplemental Non-GAAP Information
(Unaudited)

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
($ in millions)	2025	2024	2025	2024
Net income (loss)	$(38.3)	$(45.8)	$(2.6)	$(154.0)
Interest expense, net	7.4	10.1	33.8	42.9
(Benefit from) provision for income taxes	(2.5)	(5.5)	4.0	(4.0)
Depreciation and amortization	5.0	7.9	22.5	31.5
Loss (gain) on sale of investment and disposal of assets(1)	0.1	(0.2)	(19.1)	(0.7)
Impairment of goodwill	44.7	53.8	44.7	161.7
Stock-based compensation	6.8	3.9	16.6	11.7
Net income attributable to noncontrolling interests	(0.4)	(0.2)	(2.0)	(2.2)
Unusual or nonrecurring items that are not typical of ongoing operations(2)	2.2	1.1	7.6	13.2
Adjusted EBITDA	$28.0	$25.1	$108.5	$100.1
(1)    Gain on sale of investment in 2025 resulted from the sale of Medalogix investment.
(2)    Unusual or nonrecurring items in the three months and year ended December 31, 2025 include costs associated with restructuring activities and severance, nonroutine litigation and third-party legal and advisory fees related to shareholder, non-shareholder and other matters, and merger and acquisition activities. Unusual or nonrecurring items in the three months ended December 31, 2024 include costs associated with nonroutine litigation and severance, and for the year ended December 31, 2024 also include costs associated with shareholder activism and the strategic review process that concluded in May 2024.

Enhabit, Inc. and Subsidiaries
Supplemental Non-GAAP Information
(Unaudited)

Reconciliation of Income (Loss) Before Income Taxes And Noncontrolling Interests to Segment Adjusted EBITDA and Segment Adjusted EBITDA Margin

	Three Months Ended December 31,		Year Ended December 31,
($ in millions)	2025	2024	2025	2024
Income (loss) before income taxes and noncontrolling interests	$(40.8)	$(51.3)	$1.4	$(158.0)
Non-segment general and administrative expenses	24.8	24.6	107.4	113.3
Interest expense, net	7.4	10.1	33.8	42.9
Depreciation and amortization	5.0	7.9	22.5	31.5
Gain (loss) on sale of investment and disposal of assets(1)	0.1	—	(19.1)	—
Impairment of intangible assets	3.0	—	3.0	—
Impairment of goodwill	44.7	53.8	44.7	161.7
Stock-based compensation expense	6.8	3.9	16.6	11.7
Net income attributable to noncontrolling interests	(0.4)	(0.2)	(2.0)	(2.2)
Total Segment Adjusted EBITDA	$50.6	$48.8	$208.3	$200.9

	Home Health		Hospice		Home Health		Hospice
	Three Months Ended December 31,		Three Months Ended December 31,		Year Ended December 31,		Year Ended December 31,
($ in millions)	2025	2024	2025	2024	2025	2024	2025	2024
Net service revenue	$206.8	$200.4	$63.6	$57.8	$813.8	$824.8	$246.2	$210.0

Labor	99.0	95.9	19.1	17.1	390.1	389.5	71.9	63.8
Supplies and pharmacy	2.3	2.4	5.6	5.1	9.5	9.9	21.8	19.4
Travel	5.4	5.4	1.4	1.3	20.8	21.8	5.1	4.7
Other cost of service	1.5	1.8	4.4	4.1	6.1	7.0	14.9	14.7
Total cost of service, excluding depreciation and amortization	108.2	105.5	30.5	27.6	426.5	428.2	113.7	102.6
General and administrative salaries	48.7	48.9	16.3	14.1	188.6	193.2	59.7	54.0
Other general and administrative expenses(2)	12.6	10.2	3.1	2.9	48.7	42.2	12.5	11.5
Total general and administrative expenses	61.3	59.1	19.4	17.0	237.3	235.4	72.2	65.5
Net income attributable to noncontrolling interests	0.3	0.3	0.1	(0.1)	1.5	1.8	0.5	0.4
Segment Adjusted EBITDA	$37.0	$35.5	$13.6	$13.3	$148.5	$159.4	$59.8	$41.5
Segment Adjusted EBITDA margin(3)	17.9%	17.7%	21.4%	23.0%	18.2%	19.3%	24.3%	19.8%
(1) Gain on sale of investment in 2025 resulted from the sale of Medalogix investment.
(2) Other general and administrative expenses are comprised of licensing fees and other individually insignificant fees for both the Home Health and Hospice segments.
(3) Segment Adjusted EBITDA margin is defined as the ratio of Segment Adjusted EBITDA to segment net service revenue.

Enhabit, Inc. and Subsidiaries
Supplemental Information

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
($ in millions)	2025	2024	2025	2024
Net cash provided by operating activities	$4.3	$(4.1)	$70.7	$51.2
Unusual or nonrecurring items that are not typical of ongoing operations(1)	3.5	1.1	10.1	13.2
Capital expenditures for maintenance	(1.0)	(0.6)	(4.9)	(3.7)
Other working capital adjustments(2)	0.4	0.3	(2.4)	(3.5)
Distributions paid to noncontrolling interests of consolidated affiliates	(0.8)	(1.5)	(2.3)	(3.7)
Adjusted free cash flow	$6.4	$(4.8)	$71.2	$53.5
(1)    Unusual or nonrecurring items in the three months and year ended December 31, 2025 include costs associated with restructuring activities and severance, nonroutine litigation and third-party legal and advisory fees related to shareholder, non-shareholder and other matters, and merger and acquisition activities. Unusual or nonrecurring items in the three months ended December 31, 2024 include costs associated with nonroutine litigation and severance, and for the year ended December 31, 2024 also include costs associated with shareholder activism and the strategic review process that concluded in May 2024.
(2)    For 2025 and going forward, adjusted free cash flow will exclude the cash impact of unusual and nonrecurring items from both cash income tax payments (refunds), net and working capital and other. The 2024 calculations have been conformed to the current methodology, which has an impact of $1.0 million and less than $0.1 million for Q4 and the year to date period, respectively.

Reconciliation of Gross Margin to Adjusted EBITDA Margin

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Gross margin as a percentage of revenue	48.7%	48.5%	49.0%	48.7%
General and administrative expenses	(41.5)%	(40.5)%	(40.9)%	(41.2)%
Stock-based compensation	2.5%	1.4%	1.6%	1.1%
Noncontrolling interests	(0.1)%	(0.1)%	(0.2)%	(0.2)%
Unusual or nonrecurring items that are not typical of ongoing operations(1)	0.8%	0.4%	0.7%	1.3%
Adjusted EBITDA Margin	10.4%	9.7%	10.2%	9.7%
(1)    Unusual or nonrecurring items in the three months and year ended December 31, 2025 include costs associated with restructuring activities and severance, nonroutine litigation and third-party legal and advisory fees related to shareholder, non-shareholder and other matters, and merger and acquisition activities. Unusual or nonrecurring items in the three months ended December 31, 2024 include costs associated with nonroutine litigation and severance, and for the year ended December 31, 2024 also include costs associated with shareholder activism and the strategic review process that concluded in May 2024.

FORWARD-LOOKING STATEMENTS
This press release contains historical information, as well as forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that involve known and unknown risks and relate to, among other things, future events, projections, financial guidance, legislative or regulatory developments, strategy or growth opportunities, our future financial performance, our projected business results, or our projected capital expenditures. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, the reader can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “targets,” “potential,” or “continue” or the negative of these terms or other comparable terminology. Any forward-looking statement speaks only as of the date of this presentation, and the Company undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties, many of which are beyond our control. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by the Company include, but are not limited to, disruption from the proposed Merger with patient, payor, provider, referral source, supplier or management and employee relationships; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or the inability to complete the proposed transaction on the anticipated terms and timetable; the risk that certain regulatory approvals for the proposed Merger are delayed, are not obtained or are obtained subject to conditions that are not anticipated; the failure of the conditions to the proposed Merger to be satisfied; the costs related to the proposed transaction; the diversion of management time on Merger-related issues; the risk that termination fees may be payable by us in the event that the Merger Agreement is terminated under certain circumstances; reputational risk related to the proposed Merger; the risk of litigation or regulatory action related to the proposed Merger; our ability to execute on our strategic plans; regulatory and other developments impacting the markets for our services; changes in reimbursement rates; general economic conditions; changes in the episodic versus non-episodic mix of our payers, the case mix of our patients, and payment methodologies; our ability to attract and retain key management personnel and healthcare professionals; potential disruptions or breaches of our or our vendors’, payers’, and other contract counterparties’ information systems; the outcome of litigation; quality performance and ratings; our ability to successfully complete and integrate de novo locations, acquisitions, investments, and joint ventures; our ability to successfully integrate technology in our operations; and our ability to control costs, particularly labor and employee benefit costs. Additional information regarding risks and factors that could cause actual results to differ materially from those expressed or implied by any forward-looking statement in this release are described in reports filed with the SEC, including our annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which are available on the Company’s website at http://investors.ehab.com.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
This communication may be deemed to be solicitation material in respect of the transaction between the Company, Anchor Parent, LLC and Anchor Merger Sub, Inc. The Company expects to announce a special meeting of stockholders as soon as practicable to obtain stockholder approval of the proposed transaction. In connection with the transaction, the Company intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form. INVESTORS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC's website at www.sec.gov, at the Company's website at www.enhabit.com or by sending a written request to the Company in care of the Corporate Secretary, at Enhabit, Inc., 6688 N. Central Expressway, Suite 1300, Dallas, Texas 75206.
PARTICIPANTS IN THE SOLICITATION
The directors and executive officers of the Company, and other persons, may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding the Company's directors and executive officers is available in the Company's definitive proxy statement filed with the SEC on May 16, 2025 in connection with the Company's 2025 annual meeting of stockholders. This document can be obtained free of charge from the sources indicated above. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed transaction will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.
Investor relations contact
Bob Okunski
investorrelations@ehab.com
469-860-6061
Media contact
Erin Volbeda
media@ehab.com
972-338-5141